                                                                     Exhibit 5.1

                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                FOUR TIMES SQUARE
                               NEW YORK, NY 10036
                                 (212) 735-3000



                                                                  April 20, 2001


Edison Mission Energy
18101 Von Karman Avenue
Irvine, California 92612

Midwest Generation, LLC
One Financial Place
440 South LaSalle Street, Suite 3500
Chicago, Illinois 60605

              Re: Edison Mission Energy and Midwest Generation, LLC
                  Registration Statement on Form S-4

Ladies and Gentlemen:

         We are acting as special counsel to Edison Mission Energy, a California corporation ("EME"), and Midwest Generation, LLC, a Delaware limited liability company ("MIDWEST"), in connection with (i) the registration with the Securities and Exchange Commission (the "COMMISSION") and public offering of $333,500,000 aggregate principal amount of 8.30% Pass-Through Certificates, Series A due 2009 (the "SERIES A EXCHANGE CERTIFICATES") and $813,500,000 aggregate principal amount of 8.56% Pass-Through Certificates, Series B due 2016 (the "SERIES B EXCHANGE CERTIFICATES" and, together with the Series A Exchange Certificates, the "EXCHANGE CERTIFICATES") and (ii) the registration with the Commission of four separate Guaranty Agreements, each dated as of August 17, 2000 (the "GUARANTEES"), entered into between EME and each of Powerton Trust I, Powerton Trust II, Joliet Trust I and Joliet Trust II. The Exchange Certificates and the Guarantees are referred to herein as the "SECURITIES."

         The Exchange Certificates are to be issued pursuant to an exchange offer (the "EXCHANGE OFFER") in exchange for a like principal amount of the issued and out-

Edison Mission Energy
Midwest Generation, LLC
April 20, 2001
Page 2

standing 8.30% Pass-Through Certificates, Series A due 2009 and 8.56% Pass-Through Certificates, Series B due 2016 (collectively, the "ORIGINAL CERTIFICATES") under the Pass-Through Trust Agreement A, dated as of August 17, 2000 (the "PASS-THROUGH TRUST AGREEMENT A"), between Midwest and United States Trust Company of New York, as Pass-Through Trustee (the "TRUSTEE"), made with respect to the formation of the Midwest Generation Series A Pass-Through Trust (the "SERIES A TRUST") and the issuance of 8.30% Pass-Through Certificates, Series A and the Pass-Through Trust Agreement B, dated as of August 17, 2000 (the "PASS-THROUGH TRUST AGREEMENT B" and, together with Pass-Through Trust Agreement A, the "PASS-THROUGH TRUST AGREEMENTS"), between Midwest and the Trustee, made with respect to the formation of the Midwest Generation Series B Pass-Through Trust (the "SERIES B TRUST") and the issuance of 8.56% Pass-Through Certificates, Series B, as contemplated by the Registration Rights Agreement, dated as of August 17, 2000 (the "REGISTRATION RIGHTS AGREEMENT"), by and among Midwest, EME and Credit Suisse First Boston Corporation and Lehman Brothers Inc., as representatives of the Initial Purchasers (as defined therein).

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of

         a. the Registration Statement on Form S-4 (File No. ) relating to the Securities filed with the Commission on April 20, 2001 under the Act (the "REGISTRATION STATEMENT");

         b.       an executed copy of the Registration Rights Agreement;

         c.       executed copies of each of the Pass-Through Trust Agreements;

         d.       executed copies of each of the Guarantees;

Edison Mission Energy
Midwest Generation, LLC
April 20, 2001
Page 3

         e. the Amended and Restated Articles of Incorporation of EME, as amended to date;

         f.       the By-Laws of EME, as amended to date;

         g. the Limited Liability Company Agreement of Midwest, as amended to date;

         h. the certain Consent to Action of the Board of Managers of Midwest adopted by the Board of Managers of Midwest relating to, among other things, the Exchange Offer, the issuance of the Original Certificates and the Exchange Certificates, the Pass-Through Trust Agreements and related matters;

         i. certain resolutions adopted by the Board of Directors of EME relating to, among other things, the issuance of the Guarantees by EME and related matters;

         j. the Form T-1 of the Trustee filed as an exhibit to the Registration Statement;

         k.       executed copies of the Original Certificates; and

         l.       the forms of the Exchange Certificates.

         We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of Midwest and EME and such agreements, certificates of public officials, certificates of officers or other representatives of Midwest, EME and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as

Edison Mission Energy
Midwest Generation, LLC
April 20, 2001
Page 4

certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than Midwest and EME, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of Midwest, EME and others.

         Our opinion set forth herein is limited to California corporate law, Delaware corporate law and the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "OPINED-ON LAW"). We do not express any opinion with respect to the law of any jurisdiction other than Opined-on Law or as to the effect of any such non opined-on law on the opinions herein stated.

         Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. When the Exchange Certificates (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the applicable Pass-Through Trust Agreement and have been delivered upon consummation of the Exchange Offer against receipt of Original Certificates surrendered in exchange therefor in accordance with the terms of the Exchange Offer, (i) the Series A Exchange Certificates will constitute valid and binding obligations of the Series A Trust and (ii) the Series B Exchange Certificates will constitute valid and binding obligations of the Series B Trust (together with the Series A Trust, the "TRUSTS"), enforceable against each applicable Trust in accordance with their terms, except to the extent that enforcement thereof may be limited by (A)

Edison Mission Energy
Midwest Generation, LLC
April 20, 2001
Page 5

     bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

2. When the Exchange Certificates (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Pass-Through Trust Agreements and have been delivered upon consummation of the Exchange Offer against receipt of Original Certificates surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Guarantees will constitute valid and binding obligations of EME, enforceable against EME in accordance with their terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).


         In rendering the opinions set forth above, we have assumed that (i) the execution and delivery by Midwest of each of the Pass-Through Trust Agreements and the performance by Midwest of its obligations thereunder; (ii) the execution and delivery by each Trust of the applicable Exchange Certificates and the performance by each Trust of its obligations thereunder; and (iii) the execution and delivery by EME of the Guarantees and the performance by EME of its obligations thereunder, do not and will not violate, conflict with or constitute a default under any agreement or instrument to which Midwest, the Trusts or EME or their respective properties is subject, except that we do not make this assumption for those agreements and instruments which have been identified to us by Midwest, EME or the Trusts as being material to them and which are listed as exhibits to the Registration Statement.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of

Edison Mission Energy
Midwest Generation, LLC
April 20, 2001
Page 6

persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                      Very truly yours,

                                      /s/ SKADDEN, ARPS, SLATE, MEAGHER
                                             & FLOM LLP